IQST – IQSTD - IQSTEL to Begin Trading Tomorrow on NASDAQ Capital Market Under Ticker: IQST

New York, NY – May 13, 2025 — IQSTEL Inc. (OTCQX: IQST), a U.S.-based multinational technology company, is proud to announce that it will begin trading tomorrow, Wednesday, May 14th, 2025, on The NASDAQ Capital Market under the ticker symbol IQST. The Company’s common stock will continue to trade on the OTC Markets quotation system on the OTCQX until trading commences on The Nasdaq Capital Market tomorrow. This milestone marks a defining moment in the company’s journey—from a telecom operator to a high-tech global enterprise.

“We are very proud to be entering the NASDAQ national exchange,” said Leandro Iglesias, CEO of IQSTEL. “This uplisting is the result of years of hard work, discipline, and a long-term vision shared by our shareholders, investors, executives, employees, partners, customers, and vendors—many of whom have supported us since our beginning in June 2018 on the OTC Markets.”

IQSTEL’s capital markets journey began with $13.8 million in revenue in 2018. Since then, the company has grown steadily—demonstrating consistent execution, transparency, and scalable performance—with plans now to reach $1 billion in annual revenue by 2027.

Tomorrow’s NASDAQ listing is not just a culmination of that success—it represents a new beginning, placing IQSTEL on a globally recognized stage with enhanced investor visibility and access to institutional capital.

The move to NASDAQ is expected to catalyze the Company’s growth trajectory, aligning its valuation with peers and enhancing its ability to attract long-term investors, execute strategic acquisitions, and drive value creation as it advances toward its goals.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company offering cutting-edge solutions in Telecom, High Tech Telecom Services, Fintech, Artificial Intelligence (AI) Services, and Cybersecurity. Operating in 21 countries, IQSTEL delivers high-value, high-margin services to its extensive global customer base. IQSTEL projects $340 million in revenue for FY-2025, building on its strong business platform.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com